ESCROW AGREEMENT

         This ESCROW AGREEMENT (this "Agreement") dated as of November 13, 2001 is by and among GoAmerica, Inc. ("GoAmerica"), the shareholders of OutBack Resource Group, Inc. as listed on Schedule A hereto (the "Shareholders") and American Stock Transfer & Trust Company, as escrow agent (the "Escrow Agent").

                          W I T N E S S E T H

         WHEREAS, this Agreement is made pursuant to the Merger Agreement and Plan of Reorganization (the "Merger Agreement") dated as of November 9, 2001 by and among GoAmerica, GoAmerica Acquisition III Corp. ("Sub"), OutBack Resource Group, Inc. ("OutBack") and, as to certain sections, certain of the Shareholders. Capitalized terms used herein shall have the respective meanings ascribed to them in the Merger Agreement, unless the context requires otherwise.

         WHEREAS, pursuant to the Merger Agreement, (a) Sub will be merged with and into OutBack, (b) as part of the merger consideration, GoAmerica is issuing shares of GoAmerica Common Stock (the "Merger Shares") to the shareholders of OutBack (the "Shareholders"), in conversion of and exchange for the shares of capital stock of OutBack then held by the shareholders, and (c) the Shareholders have agreed, by acceptance of their respective portions of the Merger Shares pursuant to the Merger Agreement, to indemnify the GoAmerica Indemnitees for Indemnifiable Losses.

         WHEREAS, Section 2.3 of the Merger Agreement provides that one or more certificates representing an aggregate of twenty percent (20%) of the Merger Shares (the "Escrow Shares"), which Escrow Shares are to be deducted pro rata from the Merger Shares deliverable to the Shareholders (based upon each Shareholder's percentage ownership of the aggregate number of Merger Shares), shall be issued and delivered on behalf of the Shareholders to the Escrow Agent and shall be placed in an escrow account (the "Escrow Account"), pursuant to this Agreement, to settle claims for Indemnifiable Losses that may arise pursuant to the Merger Agreement.

         WHEREAS, the parties desire to establish the terms and conditions pursuant to which the Escrow Shares will be deposited and held in, and delivered from, the Escrow Account.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Appointment of Escrow Agent.

         GoAmerica and the Shareholders hereby appoint and designate American Stock Transfer & Trust Company as the Escrow Agent for the purposes herein set forth and American Stock Transfer & Trust Company hereby accepts such appointment, all on the terms and subject to the conditions of this Agreement.

2.       Acknowledgment of Receipt of the Merger Agreement.

         The Escrow Agent hereby acknowledges receipt of a copy of the Merger Agreement, but, except for reference thereto for definitions incorporated by reference herein and as provided in Section 5 hereof, the Escrow Agent is not charged with any duties or responsibilities with respect to the Merger Agreement.

3.       Escrow Shares.

         3.1. GoAmerica hereby agrees to provide to the Escrow Agent, within twenty (20) business days after the date hereof, one or more stock certificates representing the number of Escrow Shares to be held in escrow by the Escrow Agent. Each stock certificate so deposited on behalf of the Shareholders shall be issued in the name of the Escrow Agent, as escrow agent for GoAmerica and the Shareholders. The Escrow Agent acknowledges and agrees, as transfer agent and registrar for GoAmerica, to use its best efforts to process such certificates within the foregoing timeframe. The Escrow Shares, as such term is used herein, shall include the initial Escrow Shares deposited by GoAmerica and the "Additional Escrow Account" as that term is defined in Section 3.2.

         3.2. Any and all dividends payable in securities or other distributions of any kind made in respect to the Escrow Shares or other securities held in the Escrow Account, except cash or taxable in-kind distributions which shall be paid directly to each respective Shareholder (the "Additional Escrow Account"), shall be held in the Escrow Account pursuant to this Agreement; provided, however, that the Shareholders shall have the voting rights with respect to the Escrow Shares so long as such Escrow Shares are held in escrow. GoAmerica shall take any and all reasonable and necessary steps to allow the exercise of such voting rights. While the Escrow Shares remain subject to this Agreement, the Shareholders shall retain and shall be able to exercise all other incidents of ownership of the Escrow Shares that are not inconsistent with the terms and conditions hereof. All Escrow Shares to the extent they constitute securities of GoAmerica shall appear as issued and outstanding on the balance sheet of GoAmerica.

         3.3. The Shareholders shall be responsible for any tax liability and tax reporting obligations attributable to (a) the placement of the Escrow Shares in the Escrow Account and (b) the payment of any dividends, to the extent paid, or other amounts payable to the Shareholders with respect to the Escrow Shares and shall provide the Escrow Agent with executed and completed Internal Revenue Service Forms W-9. The Shareholders shall be treated as the owner of the property in the Escrow Account for all tax purposes.

         3.4. Except as contemplated hereunder, no Escrow Shares or any beneficial interest therein may be pledged, hypothecated, or permitted to suffer any lien or encumbrance by the Shareholders, including by operation of law, or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any Shareholder or OutBack, prior to the date the Escrow Agent is required to deliver the Escrow Shares to the Shareholders in accordance with the terms of this Agreement.

         3.5. The parties hereto acknowledge that the portion of the Escrow Shares owned by James Mortensen, James Pickering and Michael Chuises are subject to respective Share Restriction Agreements, in substantially the form attached hereto as Exhibit A, whereby the Company may repurchase such shares upon the occurrence of certain events. The Escrow Agent agrees that within ten (10) days of receipt of written notice from the Company that it has exercised its rights under such Share Restriction Agreements, the Escrow Agent shall release to the Secretary of the Company that portion of the Escrow Shares set forth in the notice, for administration in accordance with the terms of the Share Restriction Agreements and the Joint Escrow Instructions executed in connection therewith.

4.       Indemnification Liability of Shareholders.

         The Shareholders' obligations regarding liability for indemnification to the GoAmerica Indemnitees shall be governed by the Merger Agreement. The terms, conditions, covenants and provisions regarding the indemnification obligations of the Shareholders set forth in the Merger Agreement are hereby incorporated in full by reference herein.

5.       Distribution Events.

         5.1. At any time or times prior to the date that is thirteen (13) months from the closing date, GoAmerica may make claims against the Escrow Shares for amounts due for indemnification under the Merger Agreement. If, after final determination of liability, on a claim (the exact date of such final determination to be the "Claim Date") in accordance with the procedures set forth in Section 6.2 of the Merger Agreement, any of the GoAmerica Indemnitees shall have any claim of indemnification for Indemnifiable Losses pursuant to the Merger Agreement, GoAmerica shall promptly (a) give formal written notice thereof to the Shareholder Representative and the Escrow Agent, which notice shall include the aggregate dollar amount of the Indemnifiable Losses and a brief description of the facts upon which the claim is based, and (b) provide the Escrow Agent and the Shareholder Representative with a calculation pursuant to Section 5.3 hereof. Subject to the following provisions of this Section 5, the Escrow Agent shall, not less than twenty (20) business days but within twenty-five (25) business days following delivery of such notice, deliver to GoAmerica in accordance with Section 5.3 hereof the number of Escrow Shares having an aggregate cash value (as determined in accordance with Section 5.3 hereof) equal to the amount of such Indemnifiable Losses.

         5.2. If the Shareholder Representative shall, in good faith, notify the Escrow Agent in writing of any objections or disputes with respect to a claim for indemnification within twenty (20) business days following delivery of notice of a claim for indemnity pursuant to Section 5.1 hereof, then the Escrow Agent shall instead set aside such Escrow Shares (the "Set Aside Amount") until
(a) the Shareholder Representative and GoAmerica have agreed upon the rights of GoAmerica, any of the GoAmerica Indemnitees seeking indemnification and the Shareholders with respect thereto and have notified the Escrow Agent of such an agreement in writing signed by GoAmerica and the Shareholder Representative or
(b)  such  rights  are  finally  determined  pursuant  to  Section

14.6 of this Agreement. Any uncontested portion of a claim will be resolved as set forth in Section 5.1 above. The Escrow Agent may rely on any arbitration ruling in accordance with Section 14.6 hereof or on the final order or other final determination of any such court. If any such arbitrator or court shall determine that any or all of the Escrow Shares are to be delivered to GoAmerica, the Escrow Agent shall, within fifteen (15) days following receipt of a copy of such final determination, deliver to GoAmerica the number of Escrow Shares having a cash value equal (determined as provided in Section 5.3) to the sum of the amount of the claim for Indemnifiable Losses as to which the arbitrator or the court has finally determined that any of the GoAmerica
Indemnitees is entitled to indemnity under the Merger Agreement. All other expenses of such litigation or arbitration, including reasonable attorney's fees, will be paid by the losing party and the court or the arbitrator will be authorized to make such determination.

         5.3. For purposes of establishing the number of Escrow Shares to be delivered to GoAmerica or set aside in respect of any Set Aside Amount pursuant to this Section 5, the cash value of each share of GoAmerica Common Stock shall be equal to the average closing price per share of GoAmerica's Common Stock as reported on the Nasdaq National Market (or such other exchange or quotation system upon which GoAmerica is then traded) during the ten (10) trading days ending three (3) days prior to the Claim Date.

6.       Termination.

         This Agreement shall terminate thirteen (13) months from the Closing Date or, if at such time a contested claim remains unresolved, at such time as such contested claim has been resolved, unless sooner terminated by the parties (the "Termination Date"). Notwithstanding anything in this Agreement to the contrary, GoAmerica shall assert all claims under this Escrow Agreement within the thirteen (13) month period commencing on the Closing Date. On the Termination Date or as soon thereafter as is practicable and on receipt of written notice from the Company, the Escrow Agent shall distribute to the Shareholders an aggregate amount equal to the Escrow Shares less the sum of any amount previously paid to GoAmerica from the Escrow Account as indemnification pursuant to the Merger Agreement. The Escrow Shares shall be distributed to the Shareholders in the same proportion that the balance of the Merger Shares not deposited in the Escrow Account is distributed to the Shareholders in the Merger Agreement, such proportions are set forth next to each Shareholder's name on Schedule A hereto.

7.       Fees and Expenses of Escrow Agent.

         7.1. For services rendered, the Escrow Agent shall receive a fee of $2,500 per annum. The fees of the Escrow Agent shall be borne by GoAmerica.

         7.2. The Escrow Agent shall also be entitled to reimbursement from GoAmerica and the Shareholders for all reasonable out-of-pocket expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, reasonable attorneys' or agents' fees and disbursements and all reasonable taxes or other governmental charges. GoAmerica shall pay all of such expenses, provided that, such expenses do not exceed $500 barring any unforeseen circumstances. If for any reason the deposit of the Escrow Shares is not received by the Escrow Agent as contemplated in Section 3.1 hereof, GoAmerica shall reimburse the Escrow Agent for all expenses, including reasonable counsel fees and disbursements, paid or incurred by it in making preparations for providing the services contemplated hereby.

8.       Protection of Escrow Agent.

         8.1. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for amendments to this Agreement referred to below, and except for instructions given to the Escrow Agent by GoAmerica and the Shareholders relating to the Escrow Account under this Agreement, the Escrow Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

         8.2. The Escrow Agent shall not be liable to GoAmerica or the Shareholders or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment and shall be liable only in case of its own bad faith or willful misconduct or gross negligence or intentional failure to comply with its obligations under this Agreement. The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

         8.3. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent pursuant to the provisions hereof.

         8.4 The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

9.       Controversies.

         If any controversy arises among the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, or its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold the Escrow Shares and all documents and funds, and may wait for settlement of any such controversy by final appropriate arbitration or legal proceedings or other means, as the Escrow Agent may require in its discretion, notwithstanding any other provision of this Agreement. In such event, the Escrow Agent will not be liable for interest or damages. Furthermore, the Escrow Agent may at its option file an action of interpleader in a court of competent jurisdiction requiring the parties to answer and litigate their claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in the Escrow Account, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action, GoAmerica agrees to pay and promptly deposit with the clerk of the court. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from any obligations and liability imposed by the terms of this Agreement. The release from liability shall survive the termination of this Agreement.

10.      Resignation or Removal of Escrow Agent.

         The  Escrow  Agent may resign at any time upon  giving at least  thirty
(30) days' written notice to GoAmerica and the Shareholder Representative, and may be removed at any time by the mutual agreement of GoAmerica and the Shareholder Representative. Upon resignation or removal, the Escrow Agent shall turn over the Escrow Account to the duly appointed successor escrow agent (less any amount due and owning under Section 7 hereof); provided, however, that any such resignation or removal shall not become effective until the appointment of a successor escrow agent which shall be accomplished as follows. GoAmerica and the Shareholder Representative shall use their reasonable best efforts to agree on a successor escrow agent within thirty (30) days after receiving such notice of resignation from the Escrow Agent. If GoAmerica and the Shareholder Representative fail to agree on a successor escrow agent within such time, the parties shall promptly request a court of competent jurisdiction to appoint such an agent. If a successor escrow agent is not appointed within thirty (30) days of the parties request to the court, the Escrow Agent may deposit the Escrow Account with such court pending appointment. The successor escrow agent shall execute and deliver to the

Escrow Agent an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as the escrow agent. Then, the Escrow Agent shall be discharged from any further duties and liability under this Agreement accruing after the date the appointment of such successor escrow agent is accepted by the parties (or made by a court of competent jurisdiction, as applicable) and becomes effective, and such discharge of liability will survive the termination of this Agreement.

11.      Indemnification of Escrow Agent.

         11.1. GoAmerica shall reimburse, indemnify and hold harmless the Escrow Agent, its employees and agents (referred to in this Section 11 collectively and individually as the "Escrow Agent"), from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder. The Escrow Agent shall have a lien for the amount of any such expenses or loss on the monies and other property held by it hereunder and shall be entitled to reimburse itself from such monies or property for the amount of any such expense or loss. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against GoAmerica, notify GoAmerica thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve GoAmerica from any liability which they may have to the Escrow Agent hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, deem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 7.

         11.2. For purposes of this Section 11, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

         11.3. GoAmerica and the Shareholders may participate at their own expense in the defense of any claim or action that may be asserted against the Escrow Agent, and, if GoAmerica or the Shareholder Representative (acting for the Shareholders) so elects, either may assume the defense of such claim or action; provided, however, that if there exists a conflict of interest that would make it inappropriate for the same counsel to represent both GoAmerica or the Shareholders, as the case may be, and the Escrow Agent, retention of separate counsel by the Escrow Agent shall be reimbursable as hereinabove provided; and provided, further, that GoAmerica shall not settle or compromise any such claim or action without the consent of the Shareholders, which consent shall not be unreasonably withheld, and the Shareholders shall not settle or compromise any such claim or action without the consent of GoAmerica, which consent shall not be unreasonably withheld. The parties will notify the Escrow Agent in writing of their intention to participate or assume the defense of any claim. The right of the Escrow Agent to indemnification hereunder shall survive its resignation or removal as Escrow Agent and shall survive the termination of this Agreement by lapse of time or otherwise.

12.      Authority of GoAmerica.

         GoAmerica shall be entitled to assert claims for indemnity on behalf of any of the GoAmerica Indemnitees, and all of the GoAmerica Indemnitees shall be bound by GoAmerica's actions and decisions hereunder.

13.      Authority of Shareholder Representative.

         The Shareholder Representative represents and warrants to GoAmerica and the Escrow Agent that the Shareholders, by virtue of the Shareholders' acceptance of their respective portion of the Merger Shares, have consented to:
(a) be bound by the terms of this Escrow Agreement; (b) be a party hereto with the same force and effect as if they were signatories hereto, including without limitation, the appointment of the Shareholder Representative as their representative for purposes of this Escrow Agreement and as attorney-in-fact and agent for and on behalf of each such Shareholder; and (c) the taking by the Shareholder Representative of any and all actions and the making of any decisions required or permitted to be taken or made by the Shareholder Representative under this Escrow Agreement and the Merger Agreement.

14.      Miscellaneous.

         14.1. Amendments and Waivers. This Agreement, or any provision of this Agreement, may be amended or waived from time to time only upon the mutual written agreement of GoAmerica, the Shareholders (by and through the Shareholder Representative) and the Escrow Agent. No delay or omission by any party to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by any of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any subsequent breach or of any other covenant contained in this Agreement.

         14.2. Notices. Notices and other communications by a party under this Agreement shall be in writing and hand-delivered, deposited with an overnight carrier for next- or second-day delivery, sent by certified mail or transmitted by facsimile (with receipt confirmed), addressed to the parties as follows (or to such other addresses as any party may designate from time to time in writing):

                  (a)      if to GoAmerica or Sub, to:

                                    GoAmerica, Inc.
                                    433 Hackensack Avenue
                                    Hackensack, New Jersey  07601
                                    Attention:  Mr. Aaron Dobrinsky
                                    Telecopy No.:    (201) 996-1772
                                    with copies to:

                                    Hale and Dorr LLP
                                    650 College Road East
                                    Princeton, New Jersey 08540
                                    Attention:  David J. Sorin, Esq.
                                    Telecopy No.:    (609) 750-7700

                  (b)      if to the Shareholders, to:

                                    Henry Hernandez, Shareholder Representative
                                    P.O. Box 1426
                                    San Luis Obispo, California 93406
                                    Telecopy No.:    (805) 547-3875

                                    with copies to:

                                    Strategic Law Partners, LLP
                                    333 Grand Avenue, Suite 3970
                                    Los Angeles, California 90071
                                    Attention:  Brad Schwartz, Esq.
                                    Telecopy No.: (213) 213-7301

                   (c)     if to the Escrow Agent, to:

                                    American Stock Transfer & Trust Company
                                    59 Maiden Lane
                                    New York, New York  10038
                                    Attention:  Mr. Herbert Lemmer
                                    Telecopy No.: (718) 331-1852

and shall be deemed given when received.

         14.3. Successors; Third Parties; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein.

         14.4. Entire Agreement. This Agreement, the Merger Agreement (and any agreements referenced therein) constitute the entire agreement among GoAmerica, the

Shareholders and the Escrow Agent with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises or representations made by such persons concerning the subject matter of this Agreement.

         14.5. Applicable Law. The validity, performance and construction of this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         14.6.  Consent to Jurisdiction; Arbitration.

                (a) Each of the parties hereby consents and agrees to submit himself or itself to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York, County of New York.

                (b) The parties acknowledge and agree that GoAmerica would be materially prejudiced by the failure of the parties to resolve any objections or disputes as contemplated by Section 5.2 and Article 6 hereof. The parties therefore agree to resolve any such disputes or objections in accordance with the arbitration provisions set forth below and to take any and all actions necessary to resolve such disputes or objections as expeditiously as possible. Notwithstanding anything to the contrary contained in this Agreement, any dispute, controversy or claim arising out of or relating to this Agreement, or the provisions of the Merger Agreement related hereto, or the breach, termination or validity thereof ("Dispute") shall be finally settled by arbitration, to be held in New York, New York in accordance with the CPR Institute For Dispute Resolution ("CPR") Non-Administered Arbitration Rules then in effect ("Rules"), except as modified herein. Within five (5) days after receipt by a party of a notice of dispute, GoAmerica, on the one hand, and the Shareholder Representative, on the other, shall each appoint one arbitrator; the two arbitrators so appointed shall select the third arbitrator who shall be a disinterested person of recognized competence in the matter at issue who shall act as the presiding arbitrator for the dispute in question. If either party fails to name an initial arbitrator, or if appointed arbitrators have failed to appoint the third arbitrator as provided in the Rules, then CPR shall appoint that arbitrator within five (5) days of the request of either GoAmerica or the Shareholder Representative. Consistent with the expedited nature of arbitration, the number of depositions, if any, conducted by each of claimant(s), collectively, and by respondent(s), collectively, pursuant to Rule 11 of the Rules shall be limited to three (3) and any discovery permitted by the tribunal shall be completed within ten (10) days of the date of the appointment of the third arbitrator. Any award rendered in such arbitration shall be final and binding upon the parties, and judgment may be entered thereon in any court of competent jurisdiction. Upon the rendering of any such award on or prior to the Termination Date, the Escrow Agent shall release the appropriate portion of the Escrow Account in accordance with Article 6 hereof. The parties agree to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York, county of New York, for any action to enforce any award hereunder. The demand for arbitration shall be delivered in accordance with Section 14.2. The fees of the arbitrators shall be paid by the losing party and the arbitrators will be authorized to make such determination binding on the parties and specifically enforceable.

         14.7. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

         14.8. Captions; Construction. Titles or captions of Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. The words "herein" and "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular part of this Agreement. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described. All references herein to Sections shall be deemed references to sections of this Agreement, except as otherwise provided.

         14.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         14.10. Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, heirs and legal representatives. Except as otherwise set forth herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         14.11. Further Assurances. From time to time on and after the date hereof, GoAmerica and the Shareholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.









                       [Signature page follows]

         IN WITNESS WHEREOF, this Agreement has been duly executed as of and on the date first above written.


                                        GOAMERICA, INC.


                                        By: /s/ Aaron Dobrinsky
                                           -------------------------------------
                                            Name:   Aaron Dobrinsky
                                            Title:  Chief Executive Officer



                                        THE SHAREHOLDERS


                                        By: /s/ Henry Hernandez
                                           -------------------------------------
                                            Name:   Henry Hernandez
                                            Title:  Shareholder Representative



                                        AMERICAN STOCK TRANSFER & TRUST COMPANY, as Escrow Agent


                                        By: /s/ Herbert J. Lemmer
                                           -------------------------------------
                                            Name:   Herbert J. Lemmer
                                            Title:  Vice President

                              SCHEDULE A

                       SCHEDULE OF SHAREHOLDERS


       Name                    Percentage of              Number of Shares to be
       ----                     Total Escrow                Deposited in Escrow
                                   Shares                 ----------------------
                               -------------

Henry Hernandez                     41.45%                        11,192
James Mortensen                     23.03%                         6,218
Michael Chuises                     13.82%                         3,731
James Pickering                      9.21%                         2,487
Garrett Conaty                        .69%                           186
Richard James                        1.61%                           435
The Lee Living Trust
  Dated March 25, 1994               4.61%                         1,243
Jay Chalfant                         3.22%                           870
Lise M. Lambert                      2.36%                           638